Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of InterCloud Systems, Inc. for the quarter ended March 31, 2018, I, Daniel Sullivan, Chief Financial Officer of InterCloud Systems, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of InterCloud Systems, Inc.

Date: May 21, 2018	By:	/s/ Daniel Sullivan
Daniel Sullivan
Chief Accounting Officer

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of InterCloud Systems, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.